SECOND ADDENDUM TO REVOLVING CREDIT FACILITY AGREEMENT OF 14 DECEMBER 2022 This second addendum (hereina er the “Addendum”) is entered into on this 31st day of October 2024, by and between: (1) DREW HOLDINGS LTD.; and (2) HIMALAYA SHIPPING LTD. (hereina er collec vely referred to as the "Par es" and, individually, as a "Party"). WHEREAS: A. The Par es entered into an agreement on the 14th of December 2022, regarding a revolving loan facility in the original principal amount of USD 15,000,000 (as amended and restated by a first addendum dated 18 December 2023, the “Agreement”); and B. The Par es have agreed to make amendments to the Agreement on the terms and condi ons set out herein, including an extension of the ul mate maturity date and the availability period for the Facility, certain clarifica ons and a downsizing of the amounts available for borrowing. 1. AMENDMENTS TO THE AGREEMENT The Par es agree that: 1.1 the interest margin of “8% p.a.” in sec on 3.2 of the Agreement shall be replaced with “6.5% p.a.”; 1.2 a new sec on 5 shall be included in the Agreement as follows, and the numbering of the remainder of the Agreement shall be amended accordingly; “5. COMMITMENT FEE A commitment fee (the “Commitment Fee”) shall be payable by the Borrower to the Lender from 1 January 2025 to and including the end of the availability period referred to in clause 4.3. The Commitment Fee shall be calculated on a daily basis and be 1% p.a. of any undrawn por on of the Facility based on a 365-day year. The Commitment Fee shall be calculated by the Borrower quarterly, and be paid to the Lender’s account within 14 calendar days of the end of each quarter. 1.3 the repayment date of “31 December 2025” in sec on 4.1 (iii) of the Agreement shall be replaced with “31 December 2026”; 1.4 the final drawdown date of “31 December 2024” in sec on 4.3 of the Agreement shall be replaced with “31 December 2025”; 1.5 on the basis of the above, the Agreement shall be amended as set out in schedule 1 hereto.

2. GOVERNING LAW AND JURISDICTION 2.1 This Addendum shall be governed by and construed in accordance with Norwegian law. 2.2 The Par es agree to submit to the non-exclusive jurisdic on of the courts of Norway. [Separate signature page to follow.]

[Signature page to addendum to RCF between Himalaya Shipping Ltd. and Drew Holdings Ltd.] This Addendum has been entered into on the date stated on the first page hereof. For and on behalf of DREW HOLDINGS LTD. _________________________ Name: [***] Title: [***] For and on behalf of HIMALAYA SHIPPING LTD. _________________________ Name: [***] Title: [***] SCHEDULES: - Schedule 1: Amended and Restated Revolving Credit Facility Agreement

Schedule 1: Amended and Restated Revolving Credit Facility Agreement